EXHIBIT 10.2
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                             ABLE LABORATORIES, INC.



                               12% PROMISSORY NOTE



$____________                                             Needham, Massachusetts
                                                                   June 14, 2002


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         On June 14, 2004 (the "Maturity Date"), for value received, the undersigned Able Laboratories, Inc., a Delaware corporation (the "Maker"), promises to pay to the order of ___________________ (the "Payee"), or the Payee's registered assigns, the principal sum of ____________________ United States Dollars ($____________) or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Note on the unpaid principal balance at a rate equal to twelve percent (12%) per annum and computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is issued pursuant to that certain Subscription Agreement, dated as of June 5, 2002 (the "Subscription Agreement"), by and among the Maker, the Payee and the other investors named therein ("Investors"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Subscription Agreement. The Note is one of a series of Notes of like tenor issued pursuant to the Subscription Agreement in the aggregate principal amount of $2,300,000 (the "Notes").

1.       INTEREST; PRINCIPAL AND PAYMENT

         1.1 INTEREST. The Maker shall pay interest monthly on the outstanding principal amount of this Note from the date hereof until such principal amount is paid in full, at the rate of twelve percent (12%) per annum.

         1.2 PRINCIPAL. The entire outstanding principal together with interest accrued on this Note shall be due and payable on the Maturity Date.
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         1.3  PREPAYMENT. Any portion or all of the outstanding principal may be prepaid at any time by the Maker by paying an amount equal to the amount to be prepaid together with interest accrued thereon through the date of prepayment plus an additional amount equal to the monthly interest payments which would have accrued thereon pursuant to paragraph 1.1 above from the date of prepayment to the Maturity Date, but for the prepayment.

2.       DEFAULTS AND REMEDIES.

         2.1  EVENTS OF DEFAULT. An "Event of Default" shall occur if:

              (a) the Maker fails to make any payment of interest on this Note when the same becomes due and payable and such failure continues for a period of 30 days;

              (b) the Maker defaults in the payment of principal on this Note when the same becomes due and payable, at maturity or otherwise;

              (c) the Maker fails to comply with any of the other agreements contained in this Note, and the Default continues for the period and after the notice specified below; and

              (d) the Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                   (i) commences a voluntary case;

                   (ii) consents to the entry of an order against it for relief in an involuntary case; or

                   (iii) makes a general assignment for the benefit of its
              creditors; or

              (e) a court of competent jurisdiction enters an order or decree under Title 11, U.S. Code or any similar federal or state law that:

                   (i) is for relief against the Maker in an involuntary case;

                   (ii) appoints a receiver, trustee, assignee, liquidator, or similar official for all or substantially all of the assets of the Company; or

                   (iii) orders a liquidation of the Company;

         provided, that, an event specified in subparagraphs (a), (c), (d) or
(e) above shall not constitute a default or an Event of Default until Investors holding a majority of the then-outstanding aggregate principal amounts of the Notes so notify the Maker in writing and, in the case of clause (c), the Maker does not cure the Default within 60 days of such notice. The notice must specify the Event of Default, demand that it be remedied, and state that it is a notice of Event of Default.


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         2.2  ACCELERATION. If an Event of Default occurs and is continuing, the holder of this Note may, by notice to the Maker, declare the principal of and accrued interest on this Note to be immediately due and payable.

         2.3 OTHER REMEDIES. If an Event of Default occurs and is continuing, the holder of this Note may pursue any available remedy to collect the payment of interest, principal or premium, if any, on this Note or to enforce any provision of this Note. A delay or omission by the holder of this Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver or acquiesce in the Event of Default. All remedies are cumulative to the extent permitted by law.

3.       USURY

         It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. In the event that any of the terms or provisions of this Note are in conflict with applicable usury law this
SECTION 3 shall govern as to such terms or provisions, and this Note shall in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining said rate and to the extent permitted by applicable law, all interest contracted for, charged or received shall be amortized, prorated and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (ii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

4.       MISCELLANEOUS

         4.1 WAIVERS. The Maker hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Payee in respect to the time of payment or any other provision of this Note.

         4.2 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws (exclusive of the laws governing conflicts of laws) of The Commonwealth of Massachusetts.

         4.3 ASSIGNMENT. Neither this Note nor any of the rights, interests, or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Payee, without the prior written consent of the Maker; PROVIDED, HOWEVER, that this Note may be assigned by Payee to its limited partners or to another limited partnership or limited liability company managed or controlled, directly or indirectly, by Sanders Morris Harris Inc.; PROVIDED FURTHER, HOWEVER that any such assignment is made in accordance with all applicable state and federal securities laws.

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Subject to the preceding sentence, the rights and obligations of the Maker and the Payee shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         4.4 AMENDMENTS. Any provision of this Note may be amended, waived, or modified upon the written consent of the Maker and the Payee.

         4.5 NOTICE. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by recognized overnight courier or if delivered by facsimile at the respective addresses or fax number of the parties as set forth in the Subscription Agreement or on the register maintained by Maker. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.




                                                    ABLE LABORATORIES, INC.


                                                    By:
                                                        ------------------------
                                                        Dhananjay G. Wadekar
                                                        President







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